UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 29, 2013

Piedmont Natural Gas Company, Inc.

(Exact Name of Registrant as Specified in Charter)

North Carolina

(State of Other Jurisdiction of Incorporation)

1-6196	56-0556998
(Commission File Number)	(IRS Employer Identification No.)

4720 Piedmont Row Drive, Charlotte, NC	28210
(Address of Principal Executive Offices)	(Zip Code)

704-364-3120

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On August 1, 2013, Piedmont Natural Gas Company, Inc. (the “Company”) issued $300,000,000 in aggregate principal amount of its 4.65% Senior Notes due 2043 (the “Senior Notes”). The Senior Notes were issued pursuant to an indenture, dated as of April 1, 1993, between the Company and The Bank of New York Mellon Trust Company, N.A., as successor to Citibank, N.A., as trustee (the “Base Indenture”), as supplemented by the fifth supplemental indenture, dated as of August 1, 2013, between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Fifth Supplemental Indenture” and together with the Base Indenture, the “Indenture”).

The Senior Notes will mature on August 1, 2043 and will bear interest from August 1, 2013 at the rate of 4.65% per year. Prior to February 1, 2043, the Company may at its option redeem the Senior Notes, in whole or in part, at the “make-whole premium” indicated under the section entitled “Description of the Notes—Optional Redemption” in the prospectus supplement dated July 29, 2013 and filed with the Securities and Exchange Commission on July 30, 2013 (the “Final Prospectus Supplement”) and in Section 107 of the Fifth Supplemental Indenture. On or after February 1, 2043, the Company may at its option redeem the Senior Notes, in whole or in part, at a redemption price equal to 100% of the principal amount of the notes to be redeemed plus accrued and unpaid interest. The Indenture contains certain covenants, including covenants related to the Company’s ability to create liens, engage in certain sale and leaseback transactions and engage in certain transactions and asset sales. These covenants are subject to exceptions and qualifications.

The Senior Notes were sold pursuant to an Underwriting Agreement, dated July 29, 2013 (the “Underwriting Agreement”), among the Company and Merrill Lynch, Pierce, Fenner & Smith Incorporated and U.S. Bancorp Investments, Inc. as representatives of the several underwriters named on Schedule A therein (collectively, the “Underwriters”). Proceeds to the Company from the sale of the Senior Notes were $297,231,000 after deducting the underwriting discount but excluding expenses of the offering payable by the Company. The Company intends to use the net proceeds received from the offering to finance capital expenditures, to repay medium-term notes at maturity, to repay outstanding short-term, unsecured notes under the Company’s commercial paper program and for general corporate purposes.

The Underwriting Agreement includes customary representations, warranties and covenants by the Company. The Underwriting Agreement also provides for customary indemnification by each of the Company and the respective Underwriters against certain liabilities arising out of or in connection with the sale of the Senior Notes. Certain of the Underwriters and their affiliates provide and in the future may provide investment banking, commercial banking and other financial services, including the provision of credit facilities, to the Company and its affiliates in the ordinary course of business for which they have received and will receive customary compensation.

The offering described herein and the terms of the Underwriting Agreement, the Fifth Supplemental Indenture and the Senior Notes are described in more detail in the Final Prospectus Supplement. The descriptions of the Underwriting Agreement, Fifth Supplemental Indenture and the Senior Notes set forth above are qualified in their entirety by reference to the

Underwriting Agreement, Fifth Supplemental Indenture and the form of Senior Notes, respectively, each of which are filed as exhibits to this Current Report on Form 8-K and incorporated by reference herein.

This Current Report on Form 8-K is being filed for the purpose of filing exhibits to the Company’s Registration Statement on Form S-3 (File No. 333-175386) relating to the offering. A copy of the Underwriting Agreement is filed as Exhibit 1.1, a copy of the Fifth Supplemental Indenture is filed as Exhibit 4.1, the Form of Senior Notes is filed as Exhibit 4.2, an opinion of Parker Poe Adams & Bernstein LLP is filed as Exhibit 5.1 and the consent of Parker Poe Adams & Bernstein LLP is filed as Exhibit 23.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of Exhibit

1.1	Underwriting Agreement, dated July 29, 2013, among the Company, Merrill Lynch, Pierce, Fenner & Smith Incorporated, U.S. Bancorp Investments, Inc., individually and acting as representatives of each of the other underwriters named in Schedule A thereto.

4.1	Fifth Supplemental Indenture, dated August 1, 2013, between the Company and The Bank of New York Mellon Trust Company, N.A.

4.2	Form of 4.65% Senior Notes due 2043 (included in Exhibit 4.1 to this Current Report on Form 8-K).

5.1	Opinion of Parker Poe Adams & Bernstein LLP regarding the legality of the Senior Notes.

23.1	Consent of Parker Poe Adams & Bernstein LLP (included in Exhibit 5.1 to this Current Report on Form 8-K).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PIEDMONT NATURAL GAS COMPANY, INC.

Date: August 1, 2013	By:	/s/ Karl W. Newlin
Karl W. Newlin
Senior Vice President and Chief Financial Officer